                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DELTA OIL & GAS, INC.
                 (Name of small business issuer in its charter)

COLORADO                                       91-2102350
------------------------------                 -------------------
(State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                 Identification No.)

  1122 6TH Avenue North, Seattle, Washington  98109; Telephone (206) 285-7576
  ---------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

  1122 6TH Avenue North, Seattle, Washington  98109; Telephone (206) 285-7576
  ---------------------------------------------------------------------------
       (Address of principal place of business or intended principal place of business)

        Raul N. Rodriguez, 555 E. 10th Ave., Suit 101, Denver, CO  80203;
        -----------------------------------------------------------------
                         Telephone (303) 861-1797
                         ------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.     |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.     |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                       PROPOSED         PROPOSED
CLASS OF                            MAXIMUM          MAXIMUM
SECURITIES                          OFFERING         AGGREGATE      AMOUNT OF
TO BE            AMOUNT TO BE       PRICE PER        OFFERING       REGISTRATION
REGISTERED       REGISTERED         UNIT (1)         PRICE (2)      FEE
--------------------------------------------------------------------------------
Common Stock     5,008,500 shares     $0.25          $1,252,125     $116.00
--------------------------------------------------------------------------------
(1)  Based  on  the  last  sales  price  of  $0.25  on  July  31,  2001.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255

                 SUBJECT TO COMPLETION, Dated  February 7, 2002



                                   PROSPECTUS


                              DELTA OIL & GAS, INC.
                                5,008,500 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. There is no specific offering price for the shares. Each selling shareholder will sell her or his shares at the price she or he determines from time to time. The shares were acquired by the selling shareholders directly from us in two offerings that were exempt from registration under the US securities laws.

Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------



              The Date Of This Prospectus Is: ____________________

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary                                                                        3
Risk Factors                                                                   4
Use of Proceeds                                                                7
Determination of Offering Price                                                7
Dilution                                                                       8
Selling Shareholders                                                           8
Plan of Distribution                                                          11
Legal Proceedings                                                             12
Directors, Executive Officers, Promoters and Control Persons                  12
Security Ownership of Certain Beneficial Owners and Management                14
Description of Securities                                                     14
Interest of Named Experts and Counsel                                         15
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities                                                  15
Organization Within Last Five Years                                           16
Description of Business                                                       16
Plan of Operations                                                            18
Description of Property                                                       19
Certain Relationships and Related Transactions                                19
Market for Common Equity and Related Stockholder Matters                      19
Executive Compensation                                                        21
Financial Statements                                                          21
Changes in and Disagreements with Accountants                                 22
Available Information                                                         22

                               PROSPECTUS SUMMARY

Delta  Oil  &  Gas,  Inc.

This summary is qualified in its entirety by the information appearing elsewhere in this prospectus. All dollar figures in this prospectus are expressed in U.S. dollars. Our principal executive offices are located at 1122 6th Avenue North, Seattle, Washington 98109. Our telephone number is (206) 285-7576.

Delta Oil & Gas, Inc., a Colorado corporation ("Delta Oil & Gas") was incorporated on January 9, 2001. Delta Oil & Gas is engaged in the exploration, development, acquisition and operation of oil and gas properties. Because these activities are capital intensive and because the assets and financial resources of Delta Oil & Gas are limited, we have initially pursued our business plan by purchasing small interests in oil and gas exploration and production ventures.


At the present time we own an 8.9% interest in a producing well. This interest currently provides to Delta Oil & Gas gross revenue of five to six thousand dollars per month depending upon the price of natural gas at any given point in time. We also own a two and one-half percent interest in a drilling project which we hope will result in a producing well in the third calendar quarter of 2002.

The  Offering

Securities Being Offered      Up to  5,008,500  shares  of  common  stock. The
                              offering price will be determined by the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This Offering

Securities Issued
And to be Issued              7,508,500 shares of  our  common  stock are issued
                              and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.

                                RISK  FACTORS

In addition to the other information contained in this prospectus, the following factors should be considered in evaluating a purchase of the common shares of Delta Oil & Gas.

Because we have only recently commenced business operations, we face a high risk of business failure.

Because we commenced business operations in February, 2001, we yet lack a sustained operating history sufficient to give confidence that we will succeed as a business enterprise. Potential purchasers of our stock should be aware of the difficulties normally encountered by new oil and gas companies and the high rate of failure of such enterprises. These risks include without limitation the fact that initial investments in properties may use available start-up capital and not provide producing oil and/or gas properties. Since there is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide purchasers of our common stock with no assurance that we will generate operating revenues sufficient to achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We  expect  to  incur  operating  losses  for  the  foreseeable  future.

Since inception through October 31, 2001, we incurred a net loss of ($78,024) even though during the same period of time we generated revenues totaling $44,195. Since we expect to continue to invest in unproved properties, it is possible that we will not generate revenue sufficient to pay our expenses for the foreseeable future. We recognize that if we, at some point in the future, are not able to generate revenue from the operations of our properties sufficient to cover our expenses, we will not be able to earn profits or continue operations and any purchasers of our common stock will lose there investment.

Oil and gas exploration involves a high degree of risk, and as a result, Delta Oil & Gas may never become commercially viable.

Oil and gas exploration involves a high degree of risk. There is no assurance that commercial quantities of oil and gas will be discovered by the projects in which Delta Oil & Gas holds or acquires an ownership interest. Hazards such as unusual or unexpected formations and other conditions are involved. Applicable projects may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which it cannot insure or against which it may elect not to insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and/or result in personal injury. The payment of such liabilities would have a material, adverse effect on the revenue stream Delta Oil & Gas was contemplating from that particular project. Depending upon the significance of the particular project when compared with Delta Oil & Gas's total holdings, any such liability could have a material adverse effect upon the business operations of Delta Oil & Gas.

Volatility of oil and gas prices and markets could make it difficult for us to obtain and sustain profitability and less likely investors in Delta Oil & Gas common stock will receive a return on their investment.

Delta Oil & Gas's ability to obtain and sustain profitability is substantially dependent on prevailing prices for natural gas and oil. The amounts of and price obtainable for the Delta Oil & Gas's oil and gas production will be affected by market factors beyond the Delta Oil & Gas's control. If these factors are not favorable over time to the financial interests of Delta Oil & Gas, it is likely that owners of Delta Oil & Gas common stock will lose their investments. Such factors include:
-     the  extent  of  domestic  production;
-     the  level  of  imports  of  foreign  oil  and  gas;
- the general level of market demand on a regional, national and worldwide basis;
- domestic and foreign economic conditions that determine levels of industrial production;
-     political  events  in  foreign  oil-producing  regions;  and
- variations in governmental regulations and tax laws or the imposition of new governmental requirements upon the oil and gas industry.
Prices for oil and gas are subject to wide fluctuation in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and a variety of additional factors.

If capital is not available to Delta Oil & Gas to expand its business operations, Delta Oil & Gas will not be able to pursue its business plan.

Delta Oil & Gas will require substantial additional capital to acquire additional properties and to participate in the development of those properties. Cash flows from operations, to the extent available, will be used to fund these expenditures. Delta Oil & Gas intends to seek additional capital from loans from current shareholders and from public and private equity offerings. Delta Oil & Gas's ability to access capital will depend on its success in participating in properties that are successful in exploring for and producing oil and gas at profitable prices. It will also be dependent upon the status of the capital markets at the time such capital is sought. Accordingly, there can be no assurance that capital will be available to Delta Oil & Gas from any source or that, if available, it will be on terms acceptable to Delta Oil & Gas. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of the Delta Oil & Gas's business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments.

Even oil and gas properties designated as having been proved or proven are subject to uncertainty and risk.

Estimates of the Delta Oil & Gas's proved developed oil and gas reserves appearing in our financial statements are based on reserve reports of a petroleum engineer. The estimation of reserves requires substantial judgment on the part of a petroleum engineer, resulting in imprecise determinations. The accuracy of any reserve estimate depends on the quality of available data as well as engineering and geological interpretation and judgment. Actual future production, revenues, geologic success, and quantities of recoverable oil and gas resources may vary substantially from those assumed in the estimates, may result in revisions to such estimates and could materially affect the estimated quantities and related value of reserves set forth in our financial statements. If estimates with respect to the producing well in which we have an interest do not prove to be accurate, an investment in Delta Oil & Gas is worth less than otherwise represented by our financial statements.

Exploration and development of unproved properties includes the risk of no return for capital invested.

Exploration and development of oil and gas resources involve a high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often uncertain. Drilling operations on the improved property in which Delta Oil & Gas has an interest or on properties which Delta Oil & Gas may hold a percentage interest of in the future may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs. If Delta Oil & Gas does not obtain a profitable return on properties in which it invests in the early stages of its business development, it is unlikely investors will not lose their investments.

Government regulation may have an adverse effect on the operations of our business.

Oil and gas operations in which Delta Oil & Gas owns or will own an interest are affected by extensive regulation pursuant to various federal, state and local laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and gas. Oil and gas operations are also subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. There is also no assurance that new laws or regulations or new interpretations of existing laws and regulations will not increase substantially the cost of regulatory compliance. If properties or oil or gas production activities in which Delta Oil & Gas is involved do not comply with applicable regulation, or if an industrial accident occurs which creates significant liability under regulations concerning the environment, the operation of Delta Oil & Gas will be adversely affected.

Investors will be unable to sell their securities if no market develops for those securities.

No market exists at the present time for our common shares. Investors in the offering will purchase securities that cannot be resold by those investors since no market exists. Even though at some time in the future we intend to create a public market for our common shares, there can be no assurance when the market will develop or if the market will ever develop. If we are not successful in developing a market for our common shares, investors will not be able to sell their securities and will suffer a loss of their investment.

Even if a market for our common shares develops, if the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The  selling  shareholders  are  offering  5,008,500  shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is then trading may cause that market price to decline. Moreover, an offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 66.8% of the common shares outstanding as of the date of this prospectus.

Since the common shares of Delta Oil & Gas are penny stock, it will be more difficult for the investor to liquidate his or her investment even if and when a market develops for the common stock.

Delta Oil & Gas 's common stock is defined as a penny stock pursuant to Rule 3a51-1 under the Securities Exchange Act. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

- Deliver to the customer, and obtain a written receipt for, a disclosure document;
-     Disclose  certain  price  information  about  the  stock;
- Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
- Send monthly statements to customers with market and price information about the penny stock; and
- In some circumstances, approve the purchasers account under certain standards and deliver written statements to the customer with information specified in the rules.

Rather than comply with these rules, many broker-dealers simply refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares and thereby liquidate his or her investment.

Forward-Looking  Statements
---------------------------

Many statements made in this prospectus are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under this section entitled Risk Factors.

This prospectus contains information on our business and the oil and gas industry. This information is based on a number of assumptions. The assumptions include:

-     no  significant  disruption  to  the  energy  markets  will  occur;
-     the  use of oil and gas as primary energy sources will continue to expand;
-     no  excess  regulation  by  the  government  will  come  about;  and
- North American producers will continue to compete with third world producers.

If any one or more of the foregoing assumptions turns out to be incorrect, actual results will differ from the projections based on these assumptions and such results may have a material adverse effect on our business, results of operations and financial condition.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by the independent decisions of the selling shareholders. Even though there is no market for our common stock at the present time, if a market should develop, the sales price of the shares offered hereby may be the prevailing market price at the time of the sale or a price related to the prevailing market price. In this regard, we intend to apply for listing on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. Other factors that a selling shareholder may consider in determining her or his offering price will be unique to that shareholder as she or he may determine from time to time and what the shareholder perceives the stock will sell for at a given time.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 5,008,500 shares of common stock offered through this prospectus. The shares include the following:

1. 5,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 1, 2001;

2. 8,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on July 31, 2001.

The following table provides as of October 11, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the  offering.

--------------------------------------------------------------------------------
Name and Address Of    Shares        Total Number   Total Shares      Percent
Selling Stockholder    Owned Prior   Of Shares To   To Be Owned       Owned
                       To This       Be Offered     Upon              Upon
                       Offering      For Selling    Completion Of     Completion
                                     Shareholders   This Offering     Of This
                                     Account                          Offering
--------------------------------------------------------------------------------

Pasquale Cusano            375,000       375,000        0              0%
5733 Victoria Drive
Vancouver B.C. V5P 3W5

Elvira Stinghi             375,000       375,000        0              0%
Via Nicolo D'Auzzano 79
Florence, Italy

Stuart McPherson           375,000       375,000        0              0%
3215 West 3rd Ave.
Vancouver B.C. V6K 1N5

Maurizio Grande            375,000       375,000        0              0%
6502 Pinehurst Drive
Vancouver B.C. V5X 4P1

Michael Sikich
2268 East 39th Ave.
Vancouver B.C. V5P 1H8     375,000       375,000        0              0%

Duane Kilburn
109-9300 Glenacres Drive
Richmond B.C. V7A 1Y8      375,000       375,000        0              0%

Anthony Ricci
3330 Westmount Road
West Vancouver B.C.
V6V 3G6                    375,000       375,000        0              0%

Carol McPherson
1660 53A-Street
Delta B.C. V4M 3G4         375,000       375,000        0              0%

Nazario Matino
2740 East Pender St.
Vancouver B.C. V5K 2B8     375,000       375,000        0              0%

Graham Dalgety
101-2245 Eton Street
Vancouver B.C. V5S 1C9     375,000       375,000        0              0%

Donald Currie
115-1228 Marinaside Cr.
Vancouver B.C. V6Z 2W4     312,500       312,500        0              0%

Michael Hu
5733 Victoria Drive
Vancouver B.C. V5P 3W5     312,500       312,500        0              0%

Inprover Trading
Akara Building
24 De Castro Street
Wickhmans Cay
RoadTown Tortola BVI       312,500       312,500        0              0%

Sharon Halpin
822 Grover Ave.
Coquitlam B.C. V3J 3C8     312,500       312,500        0              0%

Louis Zani
460 Lehman Place
Port Moody B.C. V6Z 3H6        500           500        0              0%

Cheryl Zani
460 Lehman Place
Port Moody B.C. V6Z 3H6        500           500        0              0%

Ruth Lochheed
4865 Henry Street
Vancouver B.C. V5V 1Z8         500           500        0              0%

Cristel Kaufman
13377-22A Ave
Surrey B.C. V4A 9T9            500           500        0              0%

Hugh McPherson
1660 53A-Street
Delta B.C. V4M 3G4             500           500        0              0%

Lina Cristiano
3532 Cambridge
Vancouver B.C.                 500           500        0              0%

Valerie McPherson
2006 White Ave.
Vancouver B.C. V6J 1B5         500           500        0              0%

Margaret Magnusson
5410 10th Ave.
Delta B.C.  V4M 3X8            500           500        0              0%

Wanda Bjornson
1660 53A Street
Delta B.C. V4M 3G4             500           500        0              0%

Holly Duncan
1115 Kilmer Road
North Vancouver B.C.
V7K 1P9                        500           500        0              0%

Ted Szymanski
226-9061 Horne Street
Burnaby B.C. V3N 4L2           500           500        0              0%

Eva Szymanski
226-9061 Horne Street
Burnaby B.C. V3N 4L2           500           500        0              0%

Yasmina Taghaoussi
312-1869 Francis Street
Vancouver B.C. V6L 1Z8         500           500        0              0%

Shiela Starek
4300 West 9th Ave.
Vancouver B.C. V6R 2C7         500           500        0              0%

Carmelina Cusano
519 W. Kings Road
North Vancouver B.C.
V7N 2M5                        500           500        0              0%

Henry Starek
4300 West 9th Ave.
Vancouver B.C. V6R 2C7         500           500        0              0%

Don Kaufman
4930 Portland Street
Burnaby, B.C. V5J 2P6          500           500        0              0%



The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,508,500 shares of common stock outstanding on February 7, 2002.

None  of  the  selling  shareholders  or  their  beneficial  owners:

     - has had a material relationship with the company other than as a shareholder at any time within the past three years; or
     - has ever been an officer or director of the company or any of its predecessors or affiliates.

The  owner  of  Inprover  Trading  is  Brian  Longpre.


                              PLAN OF DISTRIBUTION

The selling security holders may at their option sell all or a portion of their shares in the over-the-counter market, or on any national securities exchange on which the common stock becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or as negotiated. They will not sell the shares in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     - a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent; and
     - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

Brokers or dealers may receive commissions or discounts from selling security holders in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share.

     In connection with the distribution of the shares, the selling security holders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling security holders. The selling security holders may also sell the shares short and redeliver the shares to close out the short positions. The selling security holders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. The selling security holders may also enter into other types of hedging transactions.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of February 7, 2002 are as follows:

Directors:

Name of Director          Age
----------------------    -----
Pamela Starek             35
Steve Burwell             31

Raymond John Demman       37

Executive  Officers:

Name of Officer          Age        Office
--------------------     -----      -------
Pamela Starek            35         President
Steve Burwell            31         Secretary

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Pamela  Starek

From 1995 to 1998, Ms. Starek was the corporate secretary for and an executive for Corporate Concepts Inc., a management company specializing in managing public companies that trade on the Canadian Venture Exchange. From 1997 to 1999, Ms. Starek was a partner and owner of International Canadian Model
Management Corp., an international talent company. From 1999 to the present, Ms. Starek serves as the corporate secretary for a number of publicly traded companies that trade on the Canadian Venture Exchange. In 1984, Ms. Starek completed the General Studies Certificate from Douglas College in New Westminster, BC. From 1984 to 1986 she studied at the University of British Columbia. In 1994, Ms. Starek completed the Entrepreneurial Business Development program at the British Columbia Institute of Technology in Burnaby, BC.

Steve  Burwell

Mr. Burwell, a member of our board of directors and our corporate secretary, is presently a full time law student at the University of Washington in Seattle Washington. Prior to entering law school in 2001, he worked in the retail industry of products related to home improvement. From October 1996 to June 1977 he worked for Blanchett & Associates. From June 1997 to August 1998 he worked for West Coast Vinyl. From August 1998 to February 2000 he worked for Life Time Exteriors. From June 1998 through 2000 he also worked for HouseQuake Productions, a company in which he was a part owner.

Raymond  John  Demman

Mr. Demman, a member of our board of directors, has been employed by the Hard Rock Hotel and Casino since 1994. He is the director of casino marketing. During his employment with the Hard Rock Hotel and Casino and prior to becoming the director of casino marketing, he worked at various positions including supervisor of valet parking, VIP representative in casino marketing, casino host, executive casino host, and casino marketing manager. Mr. Demman is a graduate of the University of Nevada, Las Vegas.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We have no significant employees other than the officers and directors described above.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of February 7, 2002 and by the officers and directors, individually and as a group. All shares are owned directly.

                                               Amount of
                   Name and address            beneficial             Percent
Title of class     of beneficial owner         ownership              of class
--------------     -------------------         ----------------       --------
Common Stock       Pamela Starek               2,500,000 shares         33.3%
                   Director and President
                   4300 West 9th Ave.
                   Vancouver, B.C. V6R 2C7

Common Stock       All Officers and Directors  2,500,000 shares         33.3%
                   as a Group that consists
                   of three people


The percent of class is based on 7,508,500 shares of common stock issued and outstanding as of February 7, 2002.

                            DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 25,000,000 shares of preferred stock at a par value of $0.001 per share.

Common  Stock

As of February 7, 2002, there were 7,508,500 shares of our common stock issued and outstanding that were held by thirty-two (32) stockholders of record.

Each  shareholder  of  record shall have one vote for each share of common stock standing in his or her name on the books of Delta Oil & Gas and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting is not allowed in the election of directors or for any other purpose. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.

Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders unless otherwise provided by statute. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shres of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute, or the bylaws, a different vote is required, in which case such express provision shall govern and control the decision on such question.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no preemptive or similar right to acquire any additional unissued or treasure shares of stock, or for other securities of any class, or for right, warrants, options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

Preferred  stock

No preferred shares are issued or outstanding at the present time. The preferred shares may be issued in one or more series at the discretion of the board of directors and shall have the rights and designations given by the board of directors in conformity with statute, our certificate of incorporation as amended and our bylaws.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, of Vancouver, British Columbia, audited our financial statements and presented their report with respect to the audited financial statements. The report of Morgan & Company was given upon their authority as experts in accounting and auditing.


      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the general corporation laws of the State of Colorado, our certificate of incorporation and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on January 9, 2001 under the laws of the state of Colorado. Pamela Starek, our president and a director, has been our sole promoter since our inception. Other than the purchase of her stock, Ms. Starek has not entered into any agreement with us in which she is to receive from us or provide to us any thing of value. Ms. Starek has acquired 2,500,000 shares of our common stock at a price of $0.001 per share. Ms. Starek paid a total purchase price of $2,500 for these shares.


                             DESCRIPTION OF BUSINESS

Introduction

Delta Oil & Gas and Gas is engaged in the exploration, development, acquisition and operation of oil and gas properties. Because oil and gas exploration and development requires significant capital and because our assets and resources are limited, we participate in the oil and gas industry through the purchase of small interests in either producing wells or oil and gas exploration and development projects. To date we have acquired working interests in two such projects, the Liberty Valance well and the Coalinga Prospect.

Liberty  Valance  Well

On February 7, 2001, we acquired an 8.9% working interest in a producing gas well styled the Liberty Valance RD1 Gas Unit ("Liberty Valance" or the "well"). The well is located in the Rancho Capay Gas Field in Glenn County, California. Our interest was acquired by us at a cost of $90,000.

The well is operated by Production Specialties Company (the "operator") pursuant to an Operating Agreement dated December 29, 2000. Under the Operating Agreement, Delta Oil & Gas and Gas is considered a non-operator. The operator markets each non-operator's share of gas production from the well and deducts all royalty burdens and operating expenses prior to the distribution of revenues. Through October 31, 2001, we have received production revenues totaling $44,195 from our working interest in Liberty Valance.

Coalinga  Prospect

On July 5, 2001, we acquired for consideration of $50,000, the right to participate to the extent of a 2.5% working interest in the Coalinga Prospect in Fresno County, California. The Coalinga Prospect is approximately 5,000 acres in oil and gas leases and 16 square miles of 3-D seismic data. The Coalinga Prospect is located less than one mile southeast of the East Coalinga Extension which has so far produced 503,000,000 barrels of oil and less than one mile northwest of the Kettleman Hills Field which has so far produced 458,000,000 barrels of oil.

To date, $2,000,000 has been spent on the land including the 3-D seismic survey shot in 1997. Seismic data indicate structural and stratigraphic traps are found along the northwesterly trending anticline. Also, high amplitude seismic reflectors observed may indicate gas saturation. Four-way closure can be observed within the prospect area. These structures have defined two separate prospective fields within the prospect area. The first prospect is being tested with a 12,000 foot well which is currently at a depth of 10,167 feet. This well is known as Olympic Coalinga No. 1. Certain intervals already encountered totaling 49 feet have returned excellent resistivity. Another quality response is the Sigma Curve indicating strong evidence of hydrocarbons. If current indications prove to be correct, this well could be a producing gas well before the end of the year 2001. We have contributed $7,500 toward the drilling operations of Olympic Coalinga No. 1 and are obligated to contribute 2.5% of all drilling costs until completion of the well.

Financing

To date we have financed our acquisitions either through the sale of equity capital or by borrowing needed funds. Since our incorporation we have raised a total of $104,500 through the placement of our equity capital. It was through the use of these funds that we were able to acquire our interest in the Liberty Valance well. On February 4, 2001, we borrowed $30,000 at an annual interest rate of 6.5%. This loan together with the operating revenues from the Liberty Valance well enabled us to purchase our interest in the Coalinga Prospect.

To continue to pursue our business plan and acquire additional interests in oil and gas projects, we will need additional funding from:
     -    Private  or  public  distributions  of  our  equity  capital;
     -    Borrowings;  and/or
     -    Operating  revenues  from  working  interests  already  owned.

Funding from any or all of these sources will have to be sufficient to meet our day to day operational needs and then, in addition, supply necessary capital for new acquisitions. There is no guarantee that required capital will be available to us for these purposes.

Marketing  of  Production

Each oil and/or gas property that we now own, or will own, a percentage interest in will have an operator who will be responsible for marketing production. However, the Liberty-Valance well and the Coalinga Prospect are subject to contractual restrictions that require that non-operators such as Delta Oil & Gas and Gas consent to the terms and conditions of any sales contract before it is entered into. Any non-operator who chooses to do so may negotiate and enter into a sales contract with third parties for the sale of its share of oil and/or gas.

Competition

The oil and gas industry is highly competitive in all its phases. Properties in which we have an interest will encounter strong competition from many other oil and gas producers, including many that possess substantial financial resources, in acquiring economically desirable producing properties and exploratory drilling prospects, and in obtaining equipment and labor to operate and maintain their properties.

Government  Regulation

The federal government and various state and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling operations, particularly with respect to operations in onshore and offshore waters or on submerged lands. These laws and regulations may increase the costs of drilling and operating wells. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government. Production of any oil and gas by properties in which we have an interest will be affected to some degree by state regulations. States have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. State regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

Plan  of  Operations

Our plan of operations for the next twelve months is to participate in any new drillings in the Coalinga Prospect. To date, the Olympic Coalinga No. 1 is the only drilling project that has been initiated. The prospect operator, however, has identified 10 additional target areas within the Coalinga Prospect on which it intends to drill. Its plan is to begin two or three such wells within the next 12 months.

Any time it is decided that drilling operations for a new well will be commenced within the Coalinga Prospect, we will be provided with the following:

     - A description of the project and the location and target depth of the well;
     -    The  lands  that  will  be  subject  to  the  well;
     - The royalties, net profit interest or other charges applicable to the subject lands;
     -    The  estimated  cost  of  any  geophysical  work  contemplated;  and
     - The estimated acquisition costs, drilling costs, completion costs and equipping costs of the well.

It is then our option to participate in the project. If we participate, we pay 2.5% of all acquisition and development costs. If we satisfy this obligation, upon completion of the well, we will own a 2.5% working interest in the well.

It is estimated that the average cost of well acquisition and development within the Coalinga Prospect is $1,500,000 making our participation cost approximately $40,000 per well. If three wells are drilled during the next 12 months, this would necessitate an estimated expenditure of $120,000 in addition to costs associated with the day to day operations of Delta Oil & Gas and Gas.

At October 31, 2001, we had cash of $350 which is sufficient to sustain the needs of Delta Oil & Gas and Gas for approximately 30 days. We anticipate receiving approximately $60,000 in operating revenue from Liberty Valance over the next 12 months. It is impossible to predict what revenues, if any, we will receive from Olympic Coalinga No. 1 over the next 12 months.

To pursue our business plan to the extent that we participate in all new drillings within the Coalinga Prospect, we estimate that we will need to raise working capital of approximately $100,000 over the next 12 months either through the sale of equity capital or through borrowing. There can be no assurance that we will be able to do so.

Employees

We have no employees other than our officers and directors as of the date of this prospectus.

Research  and  Development  Expenditures

Since inception, we have not incurred any expenditures in research or development.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We maintain our corporate office at 1122 6th Avenue North, Seattle, Washington 98109. This office space is an office sharing arrangement being provided as an accommodation to us by one of our officers where we can receive mail and perform other minimal corporate functions. As our business operations grow, it will be necessary for us to seek appropriate individual office space. Management believes suitable office space will be available when it is needed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     -    Any  of  our  directors  or  officers;
     -    Any  person  proposed  as  a  nominee  for  election  as  a  director;
     - Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     -    Any  of  our  promoters;
     - Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We intend to apply for listing on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we have 32 registered shareholders.

Rule  144  Shares

All of our shares of common stock that are issued and outstanding which total 7,508,500 in the aggregate will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act after one year from the issue date of any particular share. Accordingly, 2,500,000 shares are now available for resale. An additional 5,000,000 shares will be available for resale after March 1, 2002, and the remaining 8,500 shares will be available for resale after July 31, 2002. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 75,085 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold the 2,500,000 shares that may be sold pursuant to Rule 144 at the present time.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


                             EXECUTIVE COMPENSATION

The following table sets forth all compensation paid to any officer or director from the inception of Delta Oil and Gas through July 31, 2001.


                 Annual Compensation         Long Term Compensation
                 -------------------         ----------------------
                                      Other                              All
                                      Annual Restricted          LTIP    Other
                  Fiscal               Compen-  Stock   Options/  pay-   Compen-
Name    Title     Year  Salary  Bonus  sation  Awarded  SARs(#)  outs($) sation
----    -----     ----  ------  -----  ------  -------  -------  ------  -------
Pamela  President 2001   $0       0      0       0         0        0        0
Starek  and
        Director

Steve   Secretary 2001   $500     0      0       0         0        0        0
Burwell and
        Director



                              FINANCIAL STATEMENTS

Index  to  Financial  Statements:

1.  Auditors'  Report;

2. Audited Financial Statements for the period ending October 31, 2001, including:

    a.  Balance  Sheet

    b.  Statement  of  Operations  and  Deficit

    c.  Statement  of  Cash  Flows

    d.  Statement  of  Stockholders'  Equity

    e.  Notes  to  Financial  Statements

                              DELTA OIL & GAS, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS


                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)

                                                           MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS




                                AUDITORS' REPORT




To  the  Directors  of
Delta  Oil  &  Gas,  Inc.
(A  development  stage  company)

We have audited the balance sheet of Delta Oil & Gas, Inc. (a development stage company) as at October 31, 2001 and the statements of operations and deficit, cash flows, and changes in stockholders equity for the period ended October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well was evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2001 and the results of its operations and cash flows, and changes in stockholders equity for the period ended October 31, 2001 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net loss of $78,024 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                                         /s/ "Morgan & Company"

December 27, 2001                                          Chartered Accountants


Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075             ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com          INTERNATIONAL               Vancouver, B.C.  V7Y 1A1

                              DELTA  OIL  &  GAS,  INC.
                          (A  Development  Stage  Company)

                                  BALANCE SHEET

                                 OCTOBER 31, 2001
                             (Stated in U.S. Dollars)

--------------------------------------------------------------------------------

ASSETS
Current

  Cash                                                               $      350
                                                                     -----------

Oil And Gas Properties, at cost based on full cost accounting (Note 4)
  Proved oil and gas properties                                         100,115
  Unproved oil and gas properties                                       104,447
  Less: Accumulated depletion                                           (81,149)
                                                                     -----------
                                                                        123,413
                                                                     -----------

Other Equipment
  Computer equipment                                                      1,741
  Less: Accumulated depreciation                                           (245)
                                                                     -----------
                                                                          1,496
                                                                     -----------

                                                                     $  125,259
================================================================================

LIABILITIES
Current
  Accounts payable                                                   $   26,547
  Due to related party (Note 7)                                          40,680
                                                                     -----------
                                                                         67,227
Promissory Note Payable (Note 5)                                         31,431
                                                                     -----------
                                                                         98,658

STOCKHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares, par value $0.001 per share
    25,000,000 preferred shares, par value $0.001 per share

  Issued and outstanding:
    7,508,500 common shares                                               7,509

  Additional paid-in capital                                             97,116

Deficit Accumulated During The Development Stage                        (78,024)
                                                                     -----------
                                                                         26,601
                                                                     -----------
                                                                     $  125,259
================================================================================

   The accompanying notes are an integral part of these financial statements.

                            DELTA  OIL  &  GAS,  INC.
                         (A  Development  Stage  Company)

                       STATEMENT OF OPERATIONS AND DEFICIT

           PERIOD FROM INCEPTION, JANUARY 9, 2001, TO OCTOBER 31, 2001
                            (Stated in U.S. Dollars)


---------------------------------------------------------------

Revenue

  Oil and gas sales                                $    44,195

Costs And Expenses
  Gas operating expenses                                11,362
  General and administration                            29,463
  Depreciation and depletion                            81,394
                                                   ------------
                                                       122,219
                                                   ------------

Net Loss                                           $   (78,024)
===============================================================

Basic And Diluted Loss Per Share                   $    (0.01)

===============================================================

Weighted Average Number Of Outstanding Shares        5,286,807
===============================================================





   The accompanying notes are an integral part of these financial statements.

                               DELTA OIL & GAS, INC.
                            (A Development Stage Company)

                              STATEMENT OF CASH FLOWS

            PERIOD FROM INCEPTION, JANUARY 9, 2001, TO OCTOBER 31, 2001
                              (Stated in U.S. Dollars)


--------------------------------------------------------------------------------

Cash Flows From Operating Activities

  Net loss                                                          $   (78,024)

Adjustments To Reconcile Net Loss To Net Cash From Operating
  Activities
    Depreciation and depletion                                           81,394

    Change in operating assets and liabilities:
      Accounts payable                                                   26,547
                                                                    ------------
Net Cash From Operating Activities                                       29,917
                                                                    ------------

Cash Flows From Investing Activities
  Purchase of oil and gas properties                                   (204,562)
  Purchase of other equipment                                            (1,741)
                                                                    ------------
Net Cash From Investing Activities                                     (206,303)
                                                                    ------------

Cash Flows From Financing Activities

  Issue of common stock                                                 104,625
  Advance from related party                                             40,680
  Promissory note                                                        31,431
                                                                    ------------
Net Cash From Financing Activities                                      176,736
                                                                    ------------

Increase In Cash And Cash, End Of Period                            $       350
================================================================================




   The accompanying notes are an integral part of these financial statements.

                            DELTA  OIL  &  GAS,  INC.
                        (A  Development  Stage  Company)

                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

            PERIOD FROM INCEPTION, JANUARY 9, 2001, TO OCTOBER 31, 2001
                              (Stated in U.S. Dollars)



                                       COMMON STOCK          DEFICIT
                                --------------------------  ACCUMULATED
                              NUMBER OF         ADDITIONAL  DURING THE
                               COMMON      PAR    PAID-IN   DEVELOPMENT
                               SHARES     VALUE   CAPITAL    STAGE       TOTAL
                              --------------------------------------------------
Shares issued for cash
  at $0.001                   2,500,000  $ 2,500  $     -  $       -   $  2,500

Shares issued for cash
  at $0.002                   5,000,000    5,000   95,000          -    100,000

Shares issued for cash
  at $0.25                        8,500        9    2,116          -      2,125

Net loss for the period               -        -        -    (78,024)   (78,024)
                              --------------------------------------------------

Balance, October 31, 200      7,508,500  $ 7,509  $97,116  $(78,024)   $ 26,601
                              ==================================================






   The accompanying notes are an integral part of these financial statements.

                              DELTA OIL & GAS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)



1.     ORGANIZATION  AND  BUSINESS

The Company is a development stage, independent natural gas and oil company engaged in the exploration, development and acquisition of natural gas and oil properties in the United States. Delta's entry into the natural gas and oil business began on February 8, 2001.

The  Company  was  incorporated  as  a  Colorado corporation on January 9, 2001.


2.     DEVELOPMENT  STAGE  RISK  AND  LIQUIDITY

Development  Stage  Accounting

Delta is a development stage enterprise engaged in the exploration for and production of natural gas and oil in the United States. Since January 9, 2001, the Company has acquired an 8.9% working interest in a well which commenced production in February 2001, and has acquired a 2.5% participating interest in oil and gas prospect. As at October 31, the first well is being drilled on the prospect acreage. For the fiscal period ended October 31, 2001, the Company reported revenues from operations of $44,195 and incurred a loss of $78,024.

Management has plans to seek additional capital through private placement and the public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Development  Stage  Risk

Delta is subject to several categories of risk associated with its development stage activities. Natural gas and oil exploration and production is a speculative business, and involves a high degree of risk. Among the factors that have a direct bearing on the Company's prospects are uncertainties inherent in estimating natural gas and oil reserves, future hydrocarbon production, and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

                              DELTA OIL & GAS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

Use  of  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates with regard to these financial statements include the estimate of proved natural gas and oil reserve quantities and the related present value of estimated future net cash flows therefrom (see "Supplemental Oil and Gas Disclosures").

Oil  and  Gas  Properties

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission ("SEC"). Accordingly, all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized. All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded. Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis. Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis. The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.

Joint  Ventures

All exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only the Company's proportionate interest in such activities.

Revenue  Recognition

The  Company  recognizes  oil  and  gas  sales  upon  delivery to the purchaser.

Other  Equipment

Computer equipment is stated at cost. Provision for depreciation on computer equipment is calculated using the straight-line method over the estimated useful life of three years.

                              DELTA OIL & GAS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Impairment  of  Long-Lived  Assets

In the event that facts and circumstances indicate that the costs of long-lived assets, other than oil and gas properties, may be impaired, and evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. Impairment of oil and gas properties is evaluated subject to the full cost ceiling as described under Oil and Gas Properties.

Loss  Per  Share

Basic loss per share is computed by dividing the net loss attributable to common stock by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares had been issued and if the additional common shares were dilutive.

Income  Taxes

The Company follows the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of (i) temporary differences between the tax bases of assets and liabilities, and their reported amounts in the financial statements, and (ii) operating loss and tax credit carryforwards for tax purposes. Deferred tax assets are reduced by a valuation allowance when, based upon management's estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

Financial  Instruments

The Company's financial instruments consist of cash, accounts payable, and amounts due to related parties.

It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values.

                              DELTA OIL & GAS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Stock  Based  Compensation

The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock based compensation is accounted for using the fair value method in accordance with SFAS No. 123 - "Accounting for Stock Based Compensation".


4.     OIL  AND  GAS  PROPERTIES

i) On February 7, 2001, the Company acquired an 8.9% working interest in a gas well located in California at a cost of $90,000. The well commenced production in February 2001 following a redrill.

ii) On July 5, 2001, the Company acquired a 2.5% working interest in certain oil and gas leases located in California at a cost of $50,000, $20,000 of which is paid and $30,000 is payable on July 4, 2003, together with accrued interest at 6.5% (Note 5).

As at October 31, 2001, the first well is being drilled and the Company has paid $54,447 towards the cost of the drilling.


5.     PROMISSORY  NOTE  PAYABLE


Unsecured loan, repayable July 4, 2003, together with accrued
  interest at a rate of  6.5%                                 $     31,431
                                                              ============


6.     INCOME  TAX

Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 35% to pretax income as follows:

Provision  (Benefit)  at  the  statutory  tax  rate           $    (27,308)
                                                              =============
Increase  in  valuation  allowance                                  27,308
                                                              -------------
Income  tax  provision                                        $     -
                                                              =============

                              DELTA OIL & GAS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)



6.     INCOME  TAX  (Continued)

The  net  deferred  income  tax  asset  is  comprised  of  the  following:

Deferred income tax asset
  Temporary differences in natural gal and oil  properties     $     20,126
  Net operating loss carryforwards                                    7,182
  Valuation allowance                                               (27,308)
                                                               -------------
Net  deferred  income  tax  asset                              $        -
                                                               =============

Realization of the net deferred tax asset is dependent on the Company's ability to generate taxable earnings in the future. The Company has net operating loss carryforwards totaling approximately $20,100 that expire in 2021.


7.     RELATED  PARTY  TRANSACTION

During the period, two directors advanced $40,680 to the Company. The amount is repayable on demand, is unsecured and bears interest at 6.5% per annum.

                              DELTA OIL & GAS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)



SUPPLEMENTAL  OIL  AND  GAS  DISCLOSURES  (Unaudited)

The  following disclosures provide unaudited information required by SFAS No. 69
-  "Disclosures  About  Oil  and  Gas  Producing  Activities".

Costs  Incurred

Costs incurred in natural gas and oil property acquisition, exploration and development activities are summarized below for the period ended October 31, 2001:

Property  acquisition  costs
  Unproved                                                    $     50,000
  Proved                                                            90,000
Exploration  costs                                                     -
Development  costs                                                  64,563
                                                              ------------
Total  costs  incurred                                        $    204,563
                                                              ============
Natural  Gas  and  Oil  Reserves

Proved reserves are estimated quantities of natural gas and oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that reasonably can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved natural gas and oil reserve quantities at October 31, 2001, and the related discounted future net cash flows before income taxes are based on estimates prepared by Mark Anderson, P.E., independent consulting engineer. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

The Company's net ownership interests in estimated quantities of proved natural gas and oil reserves and changes in net proved reserves as of October 31, 2001, all of which are located in the continental United States, are summarized below:

                              DELTA OIL & GAS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)



SUPPLEMENTAL  OIL  AND  GAS  DISCLOSURES  (Unaudited)  (Continued)

Natural  Gas  and  Oil  Reserves  (Continued)

                                                                Natural
                                                                 Gas
                                                              ----------
                                                                 (MCF)

Proved  developed  reserves
  Beginning of period                                               -
  Purchase of natural gas and oil properties                     15,073
  Production                                                     (4,662)
                                                              ----------

  Proved developed reserves, end of period                       10,411

Standardized  Measure

The standardized measure of discounted future net cash flows relating to the Company's ownership interests in proved natural gas and oil reserves as of October 31, 2001 is shown below:

Future cash flows                                             $  38,436
Future operating expenses                                        14,449
                                                              ----------
Future net cash flows                                            23,987
10% annual discount for estimated timing of cash flows            5,021
                                                              ----------

Standardized measure of discounted future net cash flows      $  18,966
                                                              ==========

Future cash flows are computed by applying fiscal period end prices of natural gas and oil to period end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company's petroleum engineers by estimating the expenditures to be incurred in developing and producing the Company's proved natural gas and oil reserves at the end of the period, based on period end costs and assuming continuation of existing economic conditions.

                              DELTA OIL & GAS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 2001
                            (Stated in U.S. Dollars)



SUPPLEMENTAL  OIL  AND  GAS  DISCLOSURES  (Unaudited)  (Continued)

Standardized  Measure  (Continued)

Future income taxes are based on period end statutory rates, adjusted for tax basis and applicable tax credits. A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost of fair value of the Company's natural gas and oil properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimate of natural gas and oil producing operations.

Change  in  Standardized  Measure

Changes in the standardized measure of future net cash flows relating to proved natural gas and oil reserves are summarized below for the period ended October 31, 2001:

Changes due to current period operations
  Sales of natural gas and oil, net of natural gas and
    oil operating expenses                                      $     32,833
  Purchases of natural gas and oil properties                         90,000
Changes due to revisions in standardized variables                       -
  Prices                                                            (103,867)
                                                                -------------
Net change                                                            18,966
Beginning of period                                                      -
                                                                -------------
End of period                                                   $     18,966

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of this public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our officers and directors are indemnified as provided by the Colorado Revised Statutes and our articles of incorporation and our bylaws.

Pursuant to out articles of incorporation and our bylaws, Delta Oil and Gas may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of Delta Oil and Gas) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Delta Oil and Gas or is or was serving at the request of Delta Oil and Gas as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in the best interests of Delta Oil and Gas and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a pleas of nolo contenders or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of Delta Oil and Gas and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Our articles of incorporation and bylaws also provide that Delta Oil and Gas may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Delta Oil and Gas or procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Delta Oil and Gas or is or was serving at the request of Delta Oil and Gas as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of Delta Oil and Gas: but no indemnification shall be made in respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Delta Oil and Gas unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in the preceding two paragraphs or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

The indemnification provided by the provisions described in this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under our articles of incorporation, the bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee          $   313
Federal Taxes                                                $   NIL
State Taxes and Fees                                         $   NIL
Transfer Agent Fees                                          $ 1,000
Accounting fees and expenses                                 $ 5,000
Legal fees and expenses                                      $20,000
Miscellaneous                                                $   NIL
                                                             -------
Total                                                        $26,313
                                                             =======
--------------------------------------------------------------------------------
All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

We issued 2,500,000 shares of common stock on January 18, 2001 to Pamela Starek. Pamela Starek is one of our directors and is our president. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $2,500. The
2,500,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed a private placement of 5,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on March 1, 2001. All shares were issued at a price of $0.02 per share. We received proceeds of $100,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

We completed a private placement of 8,500 shares of our common stock pursuant to Regulation S of the 1933 Act on July 31, 2001. All shares were issued at a price of $0.25 per share. We received proceeds of $2,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

ITEM  27.  EXHIBITS.

EXHIBIT
NUMBER                DESCRIPTION
--------              --------------------
  3.1                 Articles of Incorporation
  3.2                 By-Laws
  4.1                 Share Certificate
  23.1                Consent of Morgan & Company, Chartered Accountants


ITEM  28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 7, 2002.

                                             DELTA OIL AND GAS, INC.

                                             By: /s/ Pamela Starek
                                                 _________________________
                                                 Pamela Starek, President

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Pamela Starek, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE             CAPACITY IN WHICH SIGNED               DATE

/s/ Pamela Starek     Principal executive officer            February 7, 2002
-----------------     and director
Pamela Starek

/s/ Steve Burwell
-----------------     Principal financial officer            February 7, 2002
Steve Burwell         Principal accounting officer
                      and director